Exhibit 3.2

AMENDMENT TO

OPERATING AGREEMENT

OF

HUNTING DOG CAPITAL LLC

This Amendment to Operating Agreement of Hunting Dog Capital, LLC (the “Amendment”) is adopted as of May 1, 2010, with respect to Hunting Dog Capital, LLC (the “Company”) by the undersigned members of the Company holding more than 66⅔% of the aggregate Percentages then outstanding (the “Members”), pursuant to the following facts and circumstances:

A.          The Members and Joe Maly have previously entered into an Operating Agreement with respect to the operation of the Company (the “Agreement”).

B.          Because Joe Maly has withdrawn from the Company in breach of the Agreement, the Members now desire to amend the Agreement in the following respects pursuant to Section 9.13 thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

1.           Replacement of Exhibit A. Exhibit “A” to the Agreement is hereby deleted in its entirety and replaced with the Exhibit “A” attached hereto.

2.           Ratification of Remaining Terms. Except as expressly set forth in this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Christopher W. Allick

Todd Selix Blankfort

EXHIBIT “A”

List of Members, Capital and Percentages

	Initial
Name, Address and	Capital		Date
Taxpayer I.D. Number	Contribution	Percentage	Admitted

Christopher W. Allick 303 Vista Linda Mill Valley, California 94941 Tax I.D. #: ###-##-####	$15,000	74.995%	As of January 4, 2007

Todd Selix Blankfort 126 Stanford Avenue Mill Valley, California 94941 Tax I.D. #: ###-##-####	$5,000	24.995%	As of January 4, 2007

List of Economic Interest Holders and Percentages

Name, Address and
Taxpayer I.D. Number	Percentage

Joe Maly
___________________________	0.01%
___________________________
Tax I.D. #: ____________________